Exhibit 99.1

ConnectM Acquires Geo Impex & Logistics, Securing Regulatory-Approved Site for AI-Driven Data Center and Multimodal Park Development

MARLBOROUGH, Mass., Nov. 05, 2025 (GLOBE NEWSWIRE) -- ConnectM Technology Solutions, Inc. (OTC: CNTM) (“ConnectM” or the “Company”), a high-growth technology company powering the modern energy economy, today announced the acquisition of Geo Impex & Logistics Private Limited (“Geo Impex”), an India-based developer of sustainable logistics infrastructure.

The transaction grants ConnectM and its subsidiary Keen Labs (www.keenlabs.ai) ownership of approximately 76 acres of premium land near Chhatrapur, Odisha, India — just 700 meters from the Chhatrapur Railway Station and roughly 5 kilometers from the Gopalpur Port. The location also sits in close proximity to the operations of India Rare Earths Limited’s OSCOM unit and other key industrial installations within the Tata Steel SEZ (Chhatrapur).

The site benefits from full industrial development approval via state-level single-window clearance and offers feasibility to integrate a dedicated rail-siding infrastructure, leveraging its proximity to the railway station. Additionally, it has received preliminary government and environmental approvals to host a world-class Multimodal Logistics Park as well as a next-generation AI Data-Center campus.

Building the Gateway Between Energy, Logistics, and Intelligence

Through this strategic acquisition, ConnectM expands its presence in India’s fast-growing infrastructure sector and establishes a new business vertical under Keen Labs — the Company’s AI and technology subsidiary housing its connected-energy and industrial IoT platforms.

The newly-acquired site near Chhatrapur, Odisha becomes a keystone asset: it is positioned to serve as a multimodal hub for dry cargo, refrigerated freight and industrial logistics, while also being the launch pad for ConnectM’s first-of-its-kind AI-enabled Energy Intelligence Data Center (EIDC). This facility will integrate distributed-energy assets—including the recently acquired Amperics hybrid-battery technology with Keen Labs’ proprietary software to deliver a truly integrated, low-carbon platform where logistics, power and data converge.

“The acquisition of Geo Impex marks another transformative step in ConnectM’s growth,” said Bhaskar Panigrahi, CEO and Chairman of ConnectM. “By combining infrastructure cleared for industrial development in India with our AI energy-technology stack and new battery tech, we’re creating a new blueprint for sustainable industrial growth — where logistics, energy and intelligence sit on the same platform.”

Within Keen Labs, Geo Impex will form the foundation of a new product vertical focused on AI-assisted logistics and infrastructure optimization. This initiative will deploy machine-learning models to forecast cargo flows, optimize route efficiency, coordinate on-site energy resources (including Amperics-based battery systems) for port and data-center operations, and drive cost efficiencies across the ecosystem.

About ConnectM Technology Solutions, Inc.

ConnectM is a constellation of technology-driven businesses powering the modern energy economy. Through its Owned Service Network, Managed Solutions, Logistics, and Transportation segments, the Company delivers AI-powered electrification, distributed energy, last-mile delivery, and industrial IoT solutions to customers worldwide.

For more information, visit www.connectm.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this press release, regarding our future financial performance and our strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. We caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. In addition, we caution you that the forward-looking statements regarding the Company contained in this press release are subject to the risks and uncertainties described in the “Cautionary Note Regarding Forward-Looking Statements” section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q that we file with the Securities and Exchange Commission. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ConnectM is under no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations
ConnectM Technology Solutions, Inc.
+1 617-395-1333
irpr@connectm.com

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